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                         FUND PARTICIPATION AGREEMENT

   THIS AGREEMENT, made as of the 1st day of March, 2008, by and between the Third Avenue Variable Series Trust ("TRUST") a Delaware business trust, M.J. Whitman LLC ("DISTRIBUTOR"), a Delaware limited liability company, and PHL VARIABLE INSURANCE COMPANY ("LIFE COMPANY"), a life insurance company organized under the laws of the State of Connecticut.

   WHEREAS, TRUST is registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended ("40 Act") as an open-end, diversified management investment company; and

   WHEREAS, TRUST is organized as a series fund comprised of several portfolios ("Portfolios"), the currently available of which are listed on Appendix A hereto; and

   WHEREAS, TRUST was organized to act as the funding vehicle for certain variable life insurance and/or variable annuity contracts ("Variable Contracts") offered by life insurance companies through separate accounts of such life insurance companies ("Participating Insurance Companies"); and

   WHEREAS, TRUST has received an order from the SEC, dated February 8, 2000 (File No. 812-11768) granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the '40 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) there under, to the extent necessary to permit shares of the Portfolios of the TRUST to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and certain qualified pension and retirement plans (the "Order"); and

   WHEREAS, LIFE COMPANY has established or will establish one or more separate accounts ("Separate Accounts") to offer Variable Contracts and is desirous of having TRUST as one of the underlying funding vehicles for such Variable Contracts; and

   WHEREAS, DISTRIBUTOR is registered with the SEC as a broker-dealer under the Securities Exchange Act of 1934, as amended; and

   WHEREAS, Third Avenue Management LLC is the investment advisor ("ADVISER") of the Portfolios of the Trust; and

   WHEREAS, to the extent permitted by applicable insurance laws and regulations, LIFE COMPANY intends to purchase shares of TRUST to fund the aforementioned Variable Contracts and TRUST is authorized to sell such shares to LIFE COMPANY at net asset value ("NAV");

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   NOW, THEREFORE, in consideration of their mutual promises, LIFE COMPANY,
TRUST, and DISTRIBUTOR agree as follows:

Article I. SALE OF TRUST SHARES

   1.1 TRUST agrees to make available to the Separate Accounts of LIFE COMPANY shares of the selected Portfolios as listed in Appendix B for investment of proceeds from Variable Contracts allocated to the designated Separate Accounts, such shares to be offered as provided in TRUST's Prospectus.

   1.2 TRUST agrees to sell to LIFE COMPANY those shares of the selected Portfolios of TRUST which LIFE COMPANY orders, executing such orders on a daily basis at the NAV next computed after receipt by TRUST or its designee of the order for the shares of TRUST in accordance with the TRUST's then-current prospectus. For purposes of this Section 1.2, LIFE COMPANY shall be the designee of TRUST for receipt of such orders from LIFE COMPANY and receipt by such designee shall constitute receipt by TRUST; provided that TRUST receives notice of such order by 9:30 a.m. Eastern standard time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading.

   1.3 TRUST agrees to redeem for cash, on LIFE COMPANY's request, any full or fractional shares of TRUST held by LIFE COMPANY, executing such requests on a daily basis at the NAV next computed after receipt by TRUST or its designee of the request for redemption in accordance with the TRUST's then-current prospectus. For purposes of this Section 1.3, LIFE COMPANY shall be the designee of TRUST for receipt of requests for redemption from LIFE COMPANY and receipt by such designee shall constitute receipt by TRUST; provided that TRUST receives notice of such request for redemption by 8:30 a.m. Eastern standard time on the next following Business Day.

   1.4 TRUST shall furnish, on or before the ex-dividend date, notice to LIFE COMPANY of any income dividends or capital gain distributions payable on the shares of any Portfolio of TRUST. LIFE COMPANY hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's shares in additional shares of the Portfolio. TRUST shall notify LIFE COMPANY of the number of shares so issued as payment of such dividends and distributions. LIFE COMPANY reserves the right to revoke this election by written notice to the Trust.

   1.5 TRUST shall make the NAV per share for the selected Portfolio(s) available to LIFE COMPANY on a daily basis as soon as reasonably practicable after the NAV per share is calculated but shall use its reasonable commercial efforts to make such NAV available by 6:30 p.m. Eastern standard time. If TRUST provides LIFE COMPANY with materially incorrect share NAV information through no fault of LIFE COMPANY, LIFE COMPANY on behalf of the Separate Accounts, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share NAV. Any material error (determined in accordance with SEC guidelines)

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in the calculation of NAV per share, dividend or capital gain information shall be reported promptly upon discovery to LIFE COMPANY. In the event that such material error is the result of the TRUST's (or its designated agents) gross negligence, the TRUST shall also be responsible for any of LIFE COMPANY's reasonable administrative or other costs or losses incurred in correcting Variable Contract Owner accounts.

   1.6 At the end of each Business Day, LIFE COMPANY shall use the information described in Section 1.5 to calculate Separate Account unit values for the day. Using these unit values, LIFE COMPANY shall process each such business day's Separate Account transactions based on requests and premiums received by it by the time as of which the TRUST calculates its share price as disclosed in the prospectus for the TRUST to determine the net dollar amount of TRUST shares which shall be purchased or redeemed at that day's closing NAV per share. The net share purchase or redemption orders so determined shall be transmitted to TRUST by LIFE COMPANY by 8:30 a.m. Eastern standard time on the Business Day next following LIFE COMPANY's receipt of such requests and premiums in accordance with the terms of Sections 1.2 and 1.3 hereof.

   1.7 If LIFE COMPANY's order requests the net purchase of TRUST shares, LIFE COMPANY shall pay for such purchase by wiring federal funds to TRUST or its designated custodial account on the day the order is actually transmitted by LIFE COMPANY by 3:00 p.m. Eastern standard time. If LIFE COMPANY's order requests a net redemption resulting in a payment of redemption proceeds to LIFE COMPANY, TRUST shall wire the redemption proceeds to LIFE COMPANY on the day the order is actually received by TRUST by 3:00 p.m. Eastern standard time unless doing so would require TRUST to dispose of portfolio securities or otherwise incur additional costs, but in such event, proceeds shall be wired to LIFE COMPANY within seven business days and TRUST shall notify the person designated in writing by LIFE COMPANY as the recipient for such notice of such delay by 3:00 p.m. Eastern standard time the same business day that LIFE COMPANY transmits the redemption order to TRUST. If LIFE COMPANY's order requests the application of redemption proceeds from the redemption of shares to the purchase of shares of another fund administered or distributed by DISTRIBUTOR, TRUST shall so apply such proceeds on the same Business Day that LIFE COMPANY transmits such order to TRUST.

   1.8 Notwithstanding Section 1.7, TRUST reserves the right to suspend the right of redemption or postpone the date of payment or satisfaction upon redemption consistent with Section 22(e) of the 40 Act and any rules there under.

   1.9 TRUST agrees that all shares of the Portfolios of TRUST will be sold only to Participating Insurance Companies which have agreed to participate in TRUST to fund their Separate Accounts, the TRUST's investment advisor, the insurance company depositor of a variable life insurance account and/or to certain qualified pension and other retirement plans, all in accordance with the requirements of Section 817(h) of the Internal Revenue Code of 1986, as amended ("Code") and Treasury Regulation 1.817-5. Shares of the Portfolios of TRUST will not be sold directly to the general public.

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   1.10 TRUST may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of the shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board of Trustees of TRUST, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, deemed necessary and in the best interests of the shareholders of such Portfolios.

   1.11 The issuance and transfer of TRUST shares shall be by book entry only. Share certificates will not be issued to LIFE COMPANY or the Separate Accounts.

   1.12 The TRUST represents and warrants that each fund participating in the Trust complies with the diversification requirements set forth in
Section 817(h) of the Internal Revenue Code and Section 1.817-5(b) of the regulations under the Internal Revenue Code The TRUST further represents that it will make every effort to maintain each Fund's compliance with the diversification requirements. The TRUST will notify the Company immediately if the TRUST has reason to believe that a Fund has ceased to comply with the diversification requirements or may cease to comply in the future. In the event of a breach of this Section, the TRUST will take all reasonable steps to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Section 1.817-5 of the regulations of the Internal Revenue Code.

   1.13 LIFE COMPANY shall be fully responsible as to TRUST and DISTRIBUTOR for the underwriting, issuance, service, administration, sale and marketing of the Variable Contracts. LIFE COMPANY shall provide Variable Contracts, the Variable Contracts' and TRUST's Prospectuses, Variable Contracts' and TRUST's Statements of Additional Information, and all amendments or supplements to any of the foregoing to Contract Owners and prospective Variable Contract owners, all in accordance with federal and state laws. LIFE COMPANY shall take reasonable steps to ensure that (1) all persons offering or selling the Variable Contracts are duly licensed and registered under applicable insurance and securities laws; (2) all individuals offering or selling the Variable Contracts are duly appointed agents of LIFE COMPANY and are registered representatives of a NASD member broker-dealer; (3) the prospectus describes distribution and compensation arrangements for the sale of the Variable Contracts adequately; and (4) that all complaints from Variable Contract owners are promptly addressed and that such complaints are settled consistent with high ethical standards and principles of ethical conduct.

   1.14 LIFE COMPANY has reasonable policies and procedures to comply with all federal and state applicable laws and regulations addressing anti-money laundering, including those adopted by the Federal Financial Crimes Enforcement Network (FinCEN) and if required by such laws or regulations, to share with TRUST information about individuals, entities, organizations and countries suspected of possible terrorist or money "laundering" activities in accordance with Section 314(b) of the USA Patriot Act. TRUST and DISTRIBUTOR shall comply with all federal and state applicable laws and regulations addressing anti-money laundering and if required by such laws or regulations, to share with LIFE COMPANY information about individuals, entities,

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organizations and countries suspected of possible terrorist or money
"laundering" activities in accordance with Section 314(b) of the USA Patriot
Act.

Article II. REPRESENTATIONS AND WARRANTIES

   2.1 LIFE COMPANY represents and warrants that it is an insurance company duly organized and in good standing under the laws of Connecticut and that it has legally and validly established each Separate Account as a segregated asset account under such laws.

   2.2 LIFE COMPANY represents and warrants that it has registered or, prior to any issuance or sale of the Variable Contracts, will register each Separate Account as a unit investment trust ("UIT") in accordance with the provisions of the '40 Act and cause each Separate Account to remain so registered to serve as a segregated asset account for the Variable Contracts, unless an exemption from registration is available.

   2.3 LIFE COMPANY represents and warrants that the Variable Contracts will be registered under the Securities Act of 1933 (the "33 Act") unless an exemption from registration is available prior to any issuance or sale of the Variable Contracts and that the Variable Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and further that the sale of the Variable Contracts shall comply in all material respects with state insurance law suitability requirements. LIFE COMPANY shall be responsible for filing as required Variable Contract forms, applications, marketing materials, and other documents related to the Variable Contracts and/or Separate Accounts with state insurance commissions.

   2.4 LIFE COMPANY represents and warrants that the Variable Contracts are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Code, that it will maintain such treatment and that it will notify TRUST immediately upon having a reasonable basis for believing that the Variable Contracts have ceased to be so treated or that they might not be so treated in the future.

   2.5 LIFE COMPANY represents and warrants that it shall deliver such prospectuses, statements of additional information, proxy statements and periodic reports of the Trust as required to be delivered under applicable federal or state law and interpretations of federal and state securities regulators there under in connection with the offer, sale or acquisition of the Variable Contracts.

   2.6 TRUST represents and warrants that the Portfolio shares offered and sold pursuant to this Agreement will be registered under the '33 Act and sold in accordance with all applicable federal and state laws, and TRUST shall be registered under the '40 Act prior to and at the time of any issuance or sale of such shares. TRUST shall amend its registration statement under the '33 Act and the '40 Act from time to time as required in order to effect the continuous offering of its shares. TRUST shall register and qualify its shares for sale in accordance with the laws of the various states to the extent necessary to perform its obligations under this Agreement.

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   2.7 TRUST represents and warrants that each Portfolio currently complies, and will continue to comply with the diversification requirements set forth in
Section 817(h) of the Code, and the rules and regulations there under, including without limitation Treasury Regulation 1.817-5 (or any successor or similar provisions), and will notify LIFE COMPANY immediately upon having a reasonable basis for believing any Portfolio has ceased to comply or might not so comply and will immediately take all reasonable steps to adequately diversify the Portfolio to achieve compliance within the grace period afforded by Regulation 1.817-5.

   2.8 The TRUST represents and warrants that each Portfolio invested in by the Separate Account is currently qualified as a "regulated investment company" under Subchapter M of the Code, that it will maintain such qualification under Subchapter M (or any successor or similar provisions) and will notify LIFE COMPANY immediately upon having a reasonable basis for believing any Portfolio has ceased to so qualify or might not so qualify in the future.

   2.9 The TRUST represents that to the extent that it decides to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, it will have a board of trustees, a majority of whom are not interested persons of the TRUST, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

   2.10 The TRUST represents that the TRUST's investment policies, fees and expenses are and shall at all times remain in compliance with the laws of the State of Delaware and the TRUST represents that its respective operations are and shall at all times remain in material compliance with the laws of the State of Delaware to the extent required to perform this Agreement.

   2.11 The TRUST represents that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with the 1940 Act.

   2.12 The TRUST represents and warrants that its directors, officers, employees dealing with the money and/or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the TRUST in an amount not less than the minimum coverage as required by Rule 17g-(1) under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid blanket fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

   2.13 DISTRIBUTOR represents and warrants that it is a member in good standing of the Financial Industry Regulatory Authority ("FINRA") and is registered as a broker-dealer with the SEC. DISTRIBUTOR further represents that it will sell and distribute the Trust's share in accordance with the applicable laws of the State of Delaware and any applicable state and federal securities law.

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   2.14 Each party represents and warrants that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate, partnership or trust action, as applicable, by such party, and, when so executed and delivered, this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

   2.15 LIFE COMPANY represents and warrants that all orders for the purchase and sale of TRUST shares submitted to the TRUST (or counted by LIFE COMPANY in submitting a net order under Section 1.6 of the Agreement) for execution at a price based on the net asset value per share ("NAV") of the Trust's Portfolios next computed after receipt by LIFE COMPANY on a particular Business day, will have been received in good order by LIFE COMPANY prior to the time as of which the TRUST calculates its NAV on that Business Day, as disclosed in the prospectus for the pertinent Portfolio (the "trading deadline"), in accordance with Rule 22c-1 under the 1940 Act (subject only to exceptions as permitted under Rule 22c-1(c) under the 1940 Act, respecting initial purchase payments on variable annuity contracts, and to the established administrative procedures of LIFE COMPANY as described under Rule 6e-3(T), paragraph (b)(12)(iii) under the 1940 Act respecting premium processing for variable life insurance contracts).

      The TRUST may refuse to sell Shares of any Series to any person, or suspend or terminate the offering of the Shares of any Series if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board of Trustees of the TRUST (the "Board"), deemed necessary, desirable or appropriate. Without limiting the foregoing, it has been determined that there is a significant risk that the TRUST and its shareholders may be adversely affected by short-term or excessive trading activity, particularly activity used to try and take advantage of short-term swings in the market. Accordingly, the TRUST reserves the right to reject any purchase order, including those purchase orders with respect to shareholders or accounts whose trading has been or may be disruptive to the TRUST or that may otherwise adversely affect the Trust. The LIFE COMPANY agrees to use its reasonable commercial efforts to render assistance to, and to cooperate with, the TRUST to achieve compliance with the TRUST's policies and restrictions on short-term or excessive trading activity as they may be amended from time to time, or to the extent required by applicable regulatory requirements.

Article III. PROSPECTUS AND PROXY STATEMENTS

   3.1 TRUST shall prepare and be responsible for filing with the SEC and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of TRUST. TRUST shall bear the costs of registration and qualification of shares of the Portfolios, preparation and filing of the documents listed in this Section 3.1.

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   3.2 TRUST will bear the printing costs (or duplicating costs with respect to the statement of additional information) and mailing costs associated with the delivery of TRUST (or individual Portfolio) documents, and any supplements thereto, to existing Variable Contract owners of LIFE COMPANY (regardless of whether such documents are printed together with, or separate from, the documents for other trusts in the Variable Contracts) or rather may provide the LIFE COMPANY with a sufficient number of printed documents pertaining to the following materials:

   (i) prospectuses and statements of additional information;

  (ii) annual and semi-annual reports; and

 (iii) proxy materials (including, but not limited to, the proxy cards, notice and statement, as well as the costs associated with tabulating votes).

   LIFE COMPANY will submit any bills for printing, duplicating and/or mailing costs, relating to the TRUST documents described above, to TRUST for reimbursement by TRUST. LIFE COMPANY shall monitor such costs and shall use its reasonable commercial efforts to control these costs. Upon submission of any bills, LIFE COMPANY will provide TRUST with a current tabulation of the number of existing Variable Contract owners of LIFE COMPANY whose Variable Contract values are invested in TRUST. This tabulation will be sent to TRUST in the form of a letter signed by a duly authorized officer of LIFE COMPANY attesting to the accuracy of the information contained in the letter. If requested by LIFE COMPANY, the TRUST shall provide such documentation (including a final copy of the TRUST's prospectus in electronic PDF format) and other assistance as is reasonably necessary in order for LIFE COMPANY to print together in one document the current prospectus for the Variable Contracts issued by LIFE COMPANY and the current prospectus for the TRUST.

   3.3 TRUST will provide, the LIFE COMPANY, at the Trust's expense, with the following TRUST (or individual Portfolio) documents, and any supplements thereto, with respect to prospective Variable Contract owners of LIFE COMPANY:

   (i) electronic PDF format of the current prospectus for printing by the LIFE COMPANY;

  (ii) a copy of the statement of additional information suitable for duplication;

 (iii) electronic PDF format of proxy material suitable for printing; and

  (iv) electronic PDF format of the annual and semi-annual reports for printing by the LIFE COMPANY.

   3.4 TRUST will provide LIFE COMPANY with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy

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statements, exemptive applications and all amendments or supplements to any of the above that relate to the Portfolios promptly after the filing of each such document with the SEC or other regulatory authority. LIFE COMPANY will provide TRUST with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, exemptive applications and all amendments or supplements to any of the above that relate to a Separate Account promptly after the filing of each such document with the SEC or other regulatory authority.

   3.5 LIFE COMPANY will bear all costs associated with providing copies of prospectuses, statements of additional information, annual and semi-annual reports and other TRUST-related materials to prospective Variable Contract owners.

Article IV. SALES MATERIALS; PRIVACY

   4.1 LIFE COMPANY will furnish, or will cause to be furnished, to TRUST and DISTRIBUTOR, each piece of sales literature or other promotional material in which TRUST or DISTRIBUTOR is named, at least ten (10) Business Days prior to its intended use. No such material will be used if TRUST or DISTRIBUTOR objects to its use in writing within five (5) Business Days after receipt of such material. For the purposes of this Agreement, "in writing" means facsimile transmissions and electronic mail.

   4.2 TRUST and DISTRIBUTOR will furnish, or will cause to be furnished, to LIFE COMPANY, each piece of sales literature or other promotional material in which LIFE COMPANY or its Separate Accounts are named, at least ten
(10) Business Days prior to its intended use. No such material will be used if LIFE COMPANY objects to its use in writing within five (5) Business Days after receipt of such material.

   4.3 TRUST and its affiliates and agents shall not give any information or make any representations on behalf of LIFE COMPANY or concerning LIFE COMPANY, the Separate Accounts, or the Variable Contracts issued by LIFE COMPANY, other than the information or representations contained in a registration statement or prospectus for such Variable Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports of the Separate Accounts or reports prepared for distribution to owners of such Variable Contracts, or in sales literature or other promotional material approved by LIFE COMPANY or its designee, except with the written permission of LIFE COMPANY.

   4.4 LIFE COMPANY and its affiliates and agents shall not give any information or make any representations on behalf of TRUST or concerning TRUST other than the information or representations contained in a registration statement or prospectus for TRUST, as such registration statement and prospectus may be amended or supplemented from time to time, or in sales literature or other promotional material approved by TRUST or its designee, except with the written permission of TRUST.

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   4.5 For purposes of this Agreement, the phrase "sales literature or other promotional material" or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under FINRA rules, the '40 Act or the '33 Act.

   4.6 Subject to law and regulatory authority, each party hereto shall treat as confidential all information pertaining to the owners of the Variable Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party. Each party hereto shall be solely responsible for the compliance of their officers, directors, employees, agents, independent contractors, and any affiliated and non-affiliated third parties with all applicable privacy-related laws and regulations including but not limited to the Gramm-Leach-Bliley Act and Regulation S-P. The provisions of this Section 4.6 shall survive the termination of this Agreement.

Article V. POTENTIAL CONFLICTS

   5.1 The Board of Trustees of TRUST (the "Board") will monitor TRUST for the existence of any material irreconcilable conflict between the interests of the Variable Contract owners of Participating Insurance Company Separate Accounts investing in the TRUST. A material irreconcilable conflict may arise for a variety of reasons, including: (a) state insurance regulatory authority action;
(b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of the TRUST are being managed; (e) a difference in voting instructions given by variable annuity and variable life insurance contract owners or by contract owners of different Participating Insurance Companies; or (f) a decision by a Participating Insurance Company to disregard voting instructions of Variable Contract owners.

   5.2 LIFE COMPANY will report any potential or existing conflicts to the Board. LIFE COMPANY will be responsible for assisting the Board in carrying out its responsibilities under the Conditions set forth in the notice issued by the SEC for the TRUST by providing the Board with all information reasonably necessary for it to consider any issues raised. This responsibility includes, but is not limited to, an obligation by LIFE COMPANY to inform the Board whenever Variable

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Contract owner voting instructions are disregarded by LIFE COMPANY. These responsibilities will be carried out with a view only to the interests of the Variable Contract owners.

   5.3 If a majority of the Board or a majority of its disinterested trustees determines that a material irreconcilable conflict exists, affecting the LIFE COMPANY, LIFE COMPANY, at its expense and to the extent reasonably practicable (as determined by a majority of disinterested trustees), will take any steps necessary to remedy or eliminate the irreconcilable material conflict, including: (a) withdrawing the assets allocable to some or all of the Separate Accounts from the TRUST or any Portfolio thereof and reinvesting those assets in a different investment medium, which may include another Portfolio of TRUST or another investment company or submitting the question as to whether such segregation should be implemented to a vote of all affected Variable Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., Variable Contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Variable Contract owners the option of making such a change; and
(b) establishing a new registered management investment company or managed separate account. If a material irreconcilable conflict arises because of LIFE COMPANY's decision to disregard Variable Contract owner voting instructions, and that decision represents a minority position or would preclude a majority vote, LIFE COMPANY may be required, at the election of the TRUST, to withdraw its Separate Account's investment in the TRUST, and no charge or penalty will be imposed as a result of such withdrawal. The responsibility to take such remedial action shall be carried out with a view only to the interests of the Variable Contract owners.

   For the purposes of this Section 5.3, a majority of the disinterested members of the Board shall determine whether or not any proposed action adequately remedies any material irreconcilable conflict, but in no event will the TRUST (or any other investment adviser of the TRUST) be required to establish a new funding medium for any Variable Contract. Further, LIFE COMPANY shall not be required by this Section 5.3 to establish a new funding medium for any Variable Contract if any offer to do so has been declined by a vote of a majority of Variable Contract owners materially affected by the irreconcilable material conflict.

   5.4 The Board's determination of the existence of a material irreconcilable conflict and its implications shall be made known promptly and in writing to LIFE COMPANY.

   5.5 No less than annually, the TRUST will request from the LIFE COMPANY such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon it by these Conditions. Such reports, materials, and data shall be requested more frequently if deemed appropriate by the Board.

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Article VI. VOTING

   6.1 LIFE COMPANY will provide pass-through voting privileges to all Variable Contract owners so long as the SEC continues to interpret the '40 Act as requiring pass-through voting privileges for Variable Contract owners. Accordingly, LIFE COMPANY, where applicable, will vote shares of TRUST held by its Separate Accounts in a manner consistent with voting instructions timely received from its Variable Contract owners. LIFE COMPANY shall vote shares for which it has not received timely voting instructions, as well as shares it owns, in the same proportion as it votes those shares for which it has received voting instructions.

   6.2 If and to the extent Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the '40 Act or the rules there under with respect to mixed and shared funding on terms and conditions materially different from any exemptions granted in the Order, then TRUST and/or LIFE COMPANY, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and Rule 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such Rules are applicable.

Article VII. INDEMNIFICATION

   7.1 Indemnification by LIFE COMPANY. LIFE COMPANY agrees to indemnify and hold harmless TRUST and DISTRIBUTOR and each of their trustees, directors, officers, employees and agents (including the ADVISER) and each person, if any, who controls or is affiliated with TRUST or DISTRIBUTOR within the meaning of
Section 15 of the '33 Act (collectively, the "Indemnified Parties" for purposes of this Article VII) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of LIFE COMPANY, which consent shall not be unreasonably withheld) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

   (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus, or sales literature for the Variable Contracts or contained in the Variable Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY by or on behalf of TRUST or DISTRIBUTOR for use in the registration statement, prospectus or sales literature for the Variable Contracts or in the Variable Contracts (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or TRUST shares; or

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   (b) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of TRUST not supplied by LIFE COMPANY, or persons under its control) or wrongful conduct of LIFE COMPANY or any of its directors, officers, employees or agents, with respect to the sale or distribution of the Variable Contracts or TRUST shares; or

   (c) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of TRUST or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to TRUST for inclusion therein by or on behalf of LIFE COMPANY; or

   (d) arise as a result of any failure by LIFE COMPANY to substantially provide the services and furnish the materials under the terms of this Agreement; or

   (e) arise out of or result from any material breach of any representation and/or warranty made by LIFE COMPANY in this Agreement or arise out of or result from any other material breach of this Agreement by LIFE COMPANY.

   7.2 LIFE COMPANY shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to TRUST, whichever is applicable.

   7.3 LIFE COMPANY shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified LIFE COMPANY in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify LIFE COMPANY of any such claim shall not relieve LIFE COMPANY from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, LIFE COMPANY shall be entitled to participate at its own expense in the defense of such action. LIFE COMPANY also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from LIFE

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COMPANY to such party of LIFE COMPANY's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and LIFE COMPANY will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

   7.4 Indemnification by DISTRIBUTOR. DISTRIBUTOR agrees to indemnify and hold harmless LIFE COMPANY and each of its directors, officers, employees, and agents and each person, if any, who controls LIFE COMPANY within the meaning of
Section 15 of the '33 Act (collectively, the "Indemnified Parties" for the purposes of this Article VII) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of DISTRIBUTOR which consent shall not be unreasonably withheld) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

   (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or sales literature of TRUST (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to DISTRIBUTOR or TRUST by or on behalf of LIFE COMPANY for use in the registration statement or prospectus for TRUST or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or TRUST shares; or

   (b) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Variable Contracts not supplied by DISTRIBUTOR or persons under its control) or wrongful conduct of TRUST or DISTRIBUTOR or persons under their control, with respect to the sale or distribution of the Variable Contracts or TRUST shares; or

   (c) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Variable Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission or such alleged statement or

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       omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY for inclusion therein by or on behalf of TRUST; or

   (d) arise as a result of (i) a failure by TRUST to substantially provide the services and furnish the materials under the terms of this Agreement; or
       (ii) a failure by a Portfolio(s) invested in by the Separate Account to comply with the diversification requirements of Section 817(h) of the Code; or (iii) a failure by a Portfolio(s) invested in by the Separate Account to qualify as a "regulated investment company" under Subchapter M of the Code; or

   (e) arise out of or result from any material breach of any representation and/or warranty made by DISTRIBUTOR or TRUST in this Agreement or arise out of or result from any other material breach of this Agreement by DISTRIBUTOR or TRUST.

   7.5 DISTRIBUTOR shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to LIFE COMPANY.

   7.6 DISTRIBUTOR shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified DISTRIBUTOR in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify DISTRIBUTOR of any such claim shall not relieve DISTRIBUTOR from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, DISTRIBUTOR shall be entitled to participate at its own expense in the defense thereof. DISTRIBUTOR also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from DISTRIBUTOR to such party of DISTRIBUTOR'S election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and DISTRIBUTOR will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

   7.7 The provision of this Article VII shall survive the termination of this Agreement.

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Article VIII. TERM; TERMINATION

   8.1 This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.

   8.2 This Agreement shall terminate in accordance with the following provisions:

   (a) At the option of LIFE COMPANY or TRUST at any time from the date hereof upon 60 days' notice, unless a shorter time is agreed to by the parties;

   (b) At the option of LIFE COMPANY, if TRUST shares are not reasonably available to meet the requirements of the Variable Contracts as determined by LIFE COMPANY. Prompt notice of election to terminate shall be furnished by LIFE COMPANY, said termination to be effective ten
       (10) days after receipt of notice unless TRUST makes available a sufficient number of shares to reasonably meet the requirements of the Variable Contracts within said ten (10) day period;

   (c) At the option of LIFE COMPANY, upon the institution of formal proceedings against TRUST or DISTRIBUTOR by the SEC, the FINRA, or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in LIFE COMPANY's reasonable judgment, materially impair TRUST's or DISTRIBUTOR ability to meet and perform their respective obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by LIFE COMPANY with said termination to be effective ten (10) days after receipt of notice;

   (d) At the option of TRUST, upon the institution of formal proceedings against LIFE COMPANY by the SEC, the FINRA, or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in TRUST's reasonable judgment, materially impair LIFE COMPANY's ability to meet and perform its obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by TRUST with said termination to be effective ten (10) days after receipt of notice;

   (e) At the option of LIFE COMPANY, in the event TRUST's shares are not registered, issued or sold in accordance with applicable state or federal law, or such law precludes the use of such shares as the underlying investment medium of Variable Contracts issued or to be issued by LIFE COMPANY. Termination shall be effective ten (10) days after notice to TRUST;

   (f) At the option of TRUST, if the Variable Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if TRUST reasonably believes that the Variable Contracts may fail to so qualify. Termination shall be effective ten (10) days after receipt of notice by LIFE COMPANY;

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   (g) At the option of LIFE COMPANY, upon TRUST's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of LIFE COMPANY within ten (10) days after written notice of such breach is delivered to TRUST;

   (h) At the option of TRUST, upon LIFE COMPANY's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of TRUST within ten (10) days after written notice of such breach is delivered to LIFE COMPANY;

   (i) At the option of TRUST, if the Variable Contracts are not registered, issued or sold in accordance with applicable federal and/or state law. Termination shall be effective ten (10) days after notice to LIFE COMPANY;

   (j) At the option of LIFE COMPANY, in the event that any Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if LIFE COMPANY reasonably believes that any Portfolio may fail to so qualify. Termination shall be effective ten (10) days after notice to the TRUST;

   (k) At the option of LIFE COMPANY, in the event that any Portfolio fails to meet the diversification requirements specified in Article II hereof or if LIFE COMPANY reasonably believes that any Portfolio may fail to meet such diversification requirements. Termination shall be effective ten
       (10) days after notice to the TRUST;

   (l) In the event this Agreement is assigned without the prior written consent of LIFE COMPANY, TRUST and DISTRIBUTOR, termination shall be effective ten (10) days after such occurrence without notice; and

   (m) At the option of the LIFE COMPANY, it may substitute shares of another investment company or series thereof for shares of the TRUST in accordance with the terms of the Variable Contracts, provided that the LIFE COMPANY has given at least forty-five days prior written notice to the TRUST of the date of substitution.

   8.3 Notwithstanding any termination of this Agreement pursuant to
Section 8.2 hereof, TRUST shall, at the option of the LIFE COMPANY, continue to make available additional TRUST shares, as provided below, for so long as LIFE COMPANY desires pursuant to the terms and conditions of this Agreement, for all Variable Contracts in effect on the effective date of

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termination of this Agreement (hereinafter referred to as "Existing
Contracts"). Specifically, without limitation, if LIFE COMPANY so elects to make additional TRUST shares available, the owners of the Existing Contracts or LIFE COMPANY, whichever shall have legal authority to do so, shall be permitted to reallocate investments in TRUST, redeem investments in TRUST and/or invest in TRUST upon the payment of additional premiums under the Existing Contracts. In the event of a termination of this Agreement pursuant to Section 8.2 hereof, LIFE COMPANY, as promptly as is practicable under the circumstances, shall notify TRUST and DISTRIBUTOR whether LIFE COMPANY elects to continue to make TRUST shares available after such termination. If TRUST shares continue to be made available after such termination, the provisions of this Agreement shall remain in effect.

   8.4 Except as necessary to implement Variable Contract owner initiated transactions, or as required by state insurance laws or regulations, LIFE COMPANY shall not redeem the shares attributable to the Variable Contracts (as opposed to the shares attributable to LIFE COMPANY's assets held in the Separate Accounts or invested directly), and LIFE COMPANY shall not prevent Variable Contract owners from allocating payments to a Portfolio that was otherwise available under the Variable Contracts, until thirty (30) days after the LIFE COMPANY shall have notified TRUST of its intention to do so.

Article IX. NOTICES

   Any notice hereunder shall be given by registered or certified mail return receipt requested to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to TRUST or DISTRIBUTOR:

          Third Avenue Variable Series Trust
          622 Third Avenue, 32nd Floor
          New York, NY 10017
          Attention: General Counsel
          Telephone:(212) 888-5222
          Facsimile: (212) 735-0003
          Email: jhall@thirdave.com

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If to LIFE COMPANY:

          Phoenix Life Insurance Company
          One American Row
          Hartford, CT 06103-2899
          Attention: John H. Beers, Vice President and Counsel
          Telephone: (860) 403-5050
          Facsimile: (860) 403-7251
          Email: John.Beers@phoenixwm.com

          With a Copy to:
          Jeanie G. Gagnon, Second Vice President
          Telephone: 860-403-6051
          Facsimile: 860-403-7116
          Email: jeanie.gagnon@phoenixwm.com

   Notice shall be deemed given on the date of receipt by the addressee as evidenced by the return receipt.

Article X. MISCELLANEOUS

   10.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

   10.2 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

   10.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

   10.4 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York. It shall also be subject to the provisions of the federal securities laws and the rules and regulations there under and to any orders of the SEC granting exemptive relief there from and the conditions of such orders.

   10.5 The parties agree that the assets and liabilities of each Portfolio are separate and distinct from the assets and liabilities of each other Portfolio. No Portfolio shall be liable or shall be charged for any debt, obligation or liability of any other Portfolio. No Trustee, officer or agent shall be personally liable for such debt, obligation or liability of any Portfolio.

   10.6 Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the FINRA. and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any

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investigation or inquiry relating to this Agreement or the transactions contemplated hereby. However, such access shall not extend to attorney-client privileged information.

   10.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

   10.8 No provision of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by TRUST, DISTRIBUTOR and the LIFE COMPANY.

   IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Fund Participation Agreement as of the date and year first above written.


THIRD AVENUE VARIABLE SERIES TRUST         M.J. WHITMAN LLC

By:    /s/ David Barse                     By:    /s/ David Barse
       ----------------------------------         -----------------------------
Name:  David Barse                         Name:  David Barse
Title: CEO and President                   Title: CEO and President

PHL VARIABLE INSURANCE COMPANY

By:    /s/ Gina Collopy O'Connell
       ----------------------------------
Name:  Gina Collopy O'Connell
Title: Senior Vice President


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                                  Appendix A

The currently available Portfolios of the TRUST are:

Third Avenue Value Portfolio

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                                  Appendix B

                        PHL Variable Insurance Company

Name of Separate Accounts and date established by Board of Directors:

PHL Variable Accumulation Account II was established by the Board of Directors October 25, 2007.

and all underlying registered contracts in which they invest.*

--------
* LIFE Company shall promptly provide a complete list of all underlying registered contracts upon request by the Fund or the Adviser

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